Exhibit 21.1

SUBSIDIARIES OF GATES INDUSTRIAL CORPORATION PLC

Name	Jurisdiction of Organization or Incorporation
Gates Argentina S.A.	Argentina
Gates Australia Pty, Limited	Australia
Gates Engineering & Services Australia Pty Ltd	Australia
Gates E&S Bahrain WLL	Bahrain
Gates Distribution Centre N.V.	Belgium
Gates Europe BVBA	Belgium
Gates do Brasil lndustria e Commercio Ltda	Brazil
Gates Fleximak Ltd	BVI
Atlas Hydraulics Inc.	Canada
Colinx Canada ULC	Canada
Gates Canada Inc.	Canada
Gates Industrial Canada Ltd	Canada
Omaha Topco Ltd.	Caymans
Gates Auto Parts (Suzhou) Co., Ltd	China
Gates Fluid Power (Suzhou) Co., Ltd	China
Gates Fluid Power Technologies (Changzhou) Co., Ltd	China
Gates Trading (Shanghai) Co., Ltd.	China
Gates Unitta Power Transmission (Shanghai) Limited	China
Gates Unitta Power Transmission (Suzhou) Limited	China
Gates Winhere Automotive Pump Products (Yantai) Co. Ltd	China
Gates Hydraulics s.r.o	Czech Republic
Gates France S.a.r.l.	France
Gates S.A.S.	France
Gates Service Center S.A.S.	France
Eifeler Maschinenbau GmbH	Germany
Gates Gmbh	Germany
Gates Holding GmbH	Germany
Gates Mectrol Gmbh	Germany
Gates India Private Limited	India
Gates Unitta India Company Private Limited	India
PT Gates Industrial Indonesia	Indonesia
Gates Irish Finance UC	Ireland
Tomkins Insurance Limited	Isle of Man
Gates S.r.l.	Italy
Gates Japan KK	Japan
Gates Unitta Asia Company	Japan
Gates Korea Company, Limited	Korea
Gates Unitta Korea Co., Ltd.	Korea
Pyung Hwa CMB Co. Limited	Korea
Gates Holding Luxembourg SARL	Luxembourg
Gates Industrial Europe SARL	Luxembourg
Gates Investments SARL	Luxembourg
Gates Luxembourg SARL	Luxembourg
Gates Worldwide SARL	Luxembourg
Gates Worldwide Holdings SARL	Luxembourg
Gates Industrial & Automotive (Malaysia) SDN. BHD.	Malaysia
Industrias Atlas Hydraulics S de RL de CV	Mexico
Lerma Hose Plant S.A. de C.V.	Mexico

Tomkins Poly Belt Mexicana SA de CV	Mexico
Gates de Mexico, S.A. de C.V.	Mexico
Gates E&S Mexico, S.A. de C.V.	Mexico
Servicios IAHS S de RL de CV	Mexico
Omaha Acquiror B.V.	Netherlands
Gates Engineering & Services (Muscat) LLC	Oman
Gates Polska S.p.z o.o	Poland
Gates CIS LLC	Russian Federation
Gates Engineering & Services LLC	Saudi Arabia
Gates Engineering & Services PTE Limited	Singapore
Gates Industrial Singapore PTE. LTD.	Singapore
Gates Rubber Company (S) Pte Limited	Singapore
Gates Unitta Asia Trading Company Pte Ltd	Singapore
Gates PT Spain SA	Spain
Gates (Thailand) Co., Ltd.	Thailand
Gates Unitta (Thailand) Co., Ltd	Thailand
Gates Güç Aktarim Sistemleri Dagitim Sanayi Ve Ticaret Limited Şirketi	Turkey
Gates Endüstriyel Metal Kauçuk Sanayi ve Ticaret Anonim Şirketi	Turkey
Gates Hortum Sanayi ve Ticaret Limited Şirketi	Turkey
Gates Engineering & Services Hamriyah FZE	UAE
Gates Engineering & Services Co. LLC (Sharjah)	UAE
Gates E&S Industries LLC	UAE
Gates Engineering & Services FZCO	UAE
Gates E&S Trading LLC (UAE)	UAE
Finco Omaha Ltd.	UK
Gates Acquisitions Limited	UK
Gates Auto Parts Holdings China Limited	UK
Gates (U.K.) Limited	UK
Gates Engineering & Services Global Limited	UK
Gates Engineering & Services UK Holdings Limited	UK
Gates Engineering & Services UK Limited	UK
Gates European Holdings Limited	UK
Gates Finance Limited	UK
Gates Fluid Power Technologies Investments Ltd	UK
Gates Holdings Limited	UK
Gates Hydraulics Limited	UK
Gates Industrial Holdco Limited	UK
Gates Power Transmission Limited	UK
Gates Treasury (Canadian Dollar) Company	UK
Gates Treasury (Dollar) Company	UK
Gates Treasury (Euro) Company	UK
Gates UK Pension Trustees Limited	UK
Gates Worldwide Limited	UK
H Heaton Limited	UK
H Heaton Pension Trustees Limited	UK
Tomkins BP UK Holdings Limited	UK
Tomkins Finance Luxembourg Limited	UK
Tomkins Engineering Limited	UK
Tomkins Investments China Limited	UK
Tomkins Investments Limited	UK
Tomkins 2008 Pension Trustees Limited	UK
Tomkins Overseas Investments Limited	UK
Tomkins Pension Trustees Limited	UK
Tomkins Sterling Company	UK
Trico Products (Dunstable) Pension Trustees Limited	UK
Atlas Hydraulics, Inc.	South Dakota

Broadway Mississippi Development, LLC	Colorado
Gates Development Corporation	Colorado
Gates Nitta Belt Company, LLC	Colorado
Gates Administration Corp.	Delaware
Gates Bronco Holdings Corp.	Delaware
Gates Corporation	Delaware
Gates E&S North America, Inc.	Delaware
Gates Global Co.	Delaware
Gates Global LLC	Delaware
Gates Holdings 1 LLC	Delaware
Gates Holdings 2 LLC	Delaware
Gates Holdings 3 LLC	Delaware
Gates Holdings 4 LLC	Delaware
Gates International Holdings LLC	Delaware
Gates Investments, LLC	Delaware
Gates Mectrol Inc	Delaware
Gates Winhere LLC	Delaware
Omaha Acquisition Inc.	Delaware
Omaha Holdings LLC	Delaware
Philips Holding Corporation	Delaware
Tomkins BP US Holding Corporation	Delaware
Du-Tex Properties, LLC	Texas